Exhibit 23.2

Consent of Independent Auditors

We have issued our report dated March 5, 2009, with respect to the consolidated financial statements of Challenger Limited for the year ended 31 December 2008.  We hereby consent to the incorporation by reference of said report included in this Amended Annual Report (Form 10-K/A) for the year ended 31 December 2008 in the Registration Statements of Bronco Drilling Company, Inc. on Form S-3 (File No. 333-143152), on Form S-3/A (File No. 333-140472) and on Form S-8 (File No. 333-136874).

/s/ PricewaterhouseCoopers-Egypt

29 June 2009